EXHIBIT 3.1



                          AMENDED AND RESTATED BY-LAWS

                                       of

                          CADENCE RESOURCES CORPORATION
                              (a Utah corporation)


                    ARTICLE I. NAME, SEAL AND OFFICES, ETC.

      Section 1. Name: The name of the corporation is Cadence Resources Corporation.

      Section 2. Seal: The seal of the corporation shall be in such form as the Board of Directors shall from time to time prescribe.

      Section 3. Offices: The registered office of the corporation shall be in the City of Salt Lake, State of Utah, or in any nearby town. The corporation may also have offices at such other places within or without the State of Utah as the Board of Directors may from time to time establish.

      Section 4. Book of By-Laws: These By-Laws shall be recorded in a book kept in the in the office of the corporate secretary, to be known as the Book of By-Laws, and no By Laws, or repeal or amendment thereof, shall take effect until so recorded in such book. Said book may be inspected at said office by the public during office hours of each day except holidays.

                            ARTICLE II. SHAREHOLDERS

      Section 1. Annual Meetings of Shareholders: The annual meeting of the Shareholders for the election of Directors and for such other business as may be laid before such meeting shall be held in the registered office of the corporation, or at such other place within or without the State of Utah as the Board of Directors may from time to time appoint, during the month of April. Any corporate business may be transacted at such meeting.

      Section 2. Special Meetings of Shareholders: Special meetings of the Shareholders may be called at any time by the Board of Directors, and the Shareholders may meet at any convenient place, within or without the State of Utah, designated in the call for such meeting. If more than eighteen months are allowed to elapse without the annual Shareholders meeting being held, any Shareholder may call such meeting to be held at the registered office of the corporation. At any time, upon written request of any Director or any Shareholder or Shareholders holding in the aggregate one-fifth of the voting power of all Shareholders, it shall be the duty of the Secretary to call a special meeting of Shareholders to be held at the registered office at such time as the Secretary may fix, not less than fifteen nor more than thirty-five days after the receipt of said request, and if the Secretary shall neglect or refuse to issue such call, the Director or Shareholder or Shareholders making the request may do so.

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      Section 3. Adjourned Meetings: An adjournment or adjournments of any annual or special meeting may be taken without a new notice being given.

      Section 4. Notice of Meetings: A written notice of the time, place and purpose of meetings, including annual meetings, shall be given by the Secretary or other person authorized so to do, to all stockholders entitled to vote at such meeting, at least ten days prior to the day named for the meeting. If such written notice is placed in the United States mail, postage prepaid, addressed to a Shareholder at his last known, post office address, notice shall be deemed to have been given him.

      Section 5. Waiver of Notice: Notice of time, place and purpose of any meeting of Shareholders may be waived by the written assent of a Shareholder entitled to notice, filed with or entered upon the records of the meeting before or after the holding thereof.

      Section 6. Action Without Formal Meeting: Any action which, under any provision of the Laws of Utah, or the Articles or By-Laws, may be taken at a meeting of Shareholders, may be taken without a meeting if authorized by a writing signed by a majority of the holders of shares who would be entitled to notice of a meeting for such purpose. Whenever a certificate in respect to any such action, is required by the Laws of Utah to be filed in the office of the County Recorder or in the office of the Secretary of State, the officers signing the same shall therein state that the action was authorized in the manner aforesaid.

      Section 7. Waiver of Invalid Call or Notice: When all the Shareholders of this corporation are present at any meeting, however called or notified, and sign a written consent thereto on the record of such meeting, the doings of such meeting are as valid as if had at a meeting legally called and notified.

      Section 8. Voting: Every Shareholder shall have the right at every Shareholders meeting to one vote for every share of stock standing in his or her name on the books of the Corporation on the record date fixed as hereinafter provided, or, if no such date has been fixed, ten days prior to the time of the meeting. The Board of Directors may fix a time not more than forty days prior to the date of any meeting of the stockholders as the record date as of which stockholders entitled to notice of and to vote at such meeting shall be determined. At each meeting of the stockholders a full, true and complete list, in alphabetical order, of all the stockholders entitled to vote at such meeting and indicating the number of shares held by each, certified by the Secretary or transfer agent, shall be furnished, which list shall be open to the inspection of the stockholders. Shareholders may vote at all meetings, either in person or by proxy appointed by instrument in writing, subscribed by the Shareholders or his duly authorized attorney in fact, executed and filed with, the Secretary not less than one day before the meeting which shall be named therein. Shareholders may also be represented at all meetings by persons holding general power of attorney. At least twenty-four hours prior to any meeting, powers of attorney or proxies shall be submitted to the Secretary for examination. The certificate of the Secretary as to the regularity of such powers of attorney or proxies and as to the number of shares held by the persons who severally and respectively executed such powers of attorney or proxies shall be received as prima facie evidence of the number of shares held by the holder of such powers of attorney or proxies for the purpose of establishing the presence of a quorum at such meeting or for organizing the same, and for all other purposes.

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      Section 9. Quorum: Except as otherwise provided in the Articles of
Incorporation at any meeting of the Shareholders, the presence, in person or by proxy, of the holders of a majority of the voting power of all Shareholders shall constitute a quorum: The Shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. If a Shareholders meeting cannot be organized because a quorum has not attended, those Shareholders present may adjourn the meeting to such time and place as they may determine, but in case of any meeting called for the election for Directors those who attend the second of such adjourned meetings, though less than a majority of the voting powers of all shareholders, shall nevertheless, constitute a quorum for the purpose of electing Directors. Whenever all Shareholders entitled to vote at any meeting consent, either by writing on the records of the meeting or filed with the Secretary of the Corporation, or by presence at such meeting, an oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection from want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all the Shareholders having the right to vote at such meeting and such consent or approval of Shareholders may be by proxy or power of attorney in writing.

                             ARTICLE III. DIRECTORS

      Section 1. Number and Election: The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise required by law or as may be provided in the Articles of Incorporation. Directors need not be stockholders. The number of Directors constituting the Board of Directors shall be not greater than ten (10) nor fewer than three (3), as fixed from time to time in these by-laws or by action of the Board of Directors or by action of the stockholders. Except as and to the extent the Articles of Incorporation may grant any class or series of stock the right to elect one or more directors, the Directors shall be elected at the annual meeting of the stockholders or as otherwise contemplated by these bylaws, and each Director shall be elected to serve until his or her successor shall be elected and shall qualify, or until his or her earlier resignation or removal.

      Section 2. Annual Meetings: The Board of Directors may hold its first annual meeting and all subsequent annual meetings after its election by the Shareholders, without notice and at such place within or without the State of Utah as the Board of Directors may from time to time appoint, for the purpose of organization, the election of officers, and the transaction of other business. At such meetings the Board shall elect a President, a Secretary and a Treasurer, and may elect one or more Vice-Presidents, an Assistant Secretary and an Assistant Treasurer.

      Section 3. Special Meetings: Special meetings of the Board of Directors may be called by the President or any Vice-President or by any two members of the Board of Directors.

      Section 4. Notice of Meetings: Notice of all Director's meetings, except as herein otherwise provided, shall be given either by mail, telephone, telegraph, e-mail or personal service of notice, oral or written, at such time or times as the person or persons calling the meeting may deem reasonable, but in no event upon less than three days notice for any meeting the notice of which shall be given by mail, and in no event upon less than 24 hours notice for any meeting the notice of which shall be given by telephone, telegraph or e-mail. Special meetings of the Board may be held at such place within or without the State of Utah as the Board of Directors may from time to time appoint. Notice of any meeting may be waived by any Director entitled to notice before or after the holding thereof by his written or oral assent and the presence of any Director at any meeting, even though without any notice, shall constitute a waiver of notice. Unless otherwise indicated in the notice thereof any and all business may be transacted at any Director's meeting.

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      Section 5. Quorum: At all meetings of the Board a majority of the
Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at any meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided for herein (including, but not limited to, as contemplated in the second sentence of Section 7 of this Article) or by law. If at any meeting there is less than a quorum present, a majority of those present may adjourn the meeting from time to time without further notice to any absent Director.

      Section 6. Removal: A Director may be removed either with or without cause, by two-thirds of the vote of the Shareholders at a special meeting called for that purpose.

      Section 7. Resignations; Removals; Vacancies: Any Director may resign at any time upon written notice to the Board of Directors or to the President or a Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors (other than any Directors elected in the manner described in the next sentence) or from any other cause (a) may be filled by a majority of the Directors then in office, although less than a quorum or fewer than three Directors, or by the sole remaining Director, as applicable, or (b) may be filled by the shareholders of the corporation at the next annual meeting thereof. Whenever the holders of any class or classes of stock or series thereof are entitled by the Articles of Incorporation to elect one or more Directors, vacancies and newly created directorships of such class or classes or series may be filled by, and only by, a majority of the Directors elected by such class or classes or series then in office, or by the sole remaining Director so elected, or by the holders of such class or classes of stock or series thereof. Any Director elected or appointed to fill a vacancy or a newly created directorship shall hold office until the next election of the class of Directors of the Director which such Director replaced or the class of Directors to which such Director was appointed, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

      Section 8. Powers: All the corporate powers, except such as are otherwise provided for in the Articles of Incorporation, in these By-Laws and by the laws of the State of Utah, shall be, and are, hereby vested in and shall be exercised by the Board of Directors.

      Section 9. Committees: The Board of Directors may, by resolution passed by a majority of the whole Board, designate two or more of their number to constitute Committees to serve during the pleasure of the Board, which Committees shall have and exercise the authority of the Board in the management of the business of the corporation to the extent authorized by said resolution. Such Committees may also be constituted to meet the regulatory requirements of the various government entities as well as the requirements of the various stock exchanges. All action taken by such Committees shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board; providing, however, that no rights or acts of third parties shall be affected by any such revision or alteration. A majority of the Committee members present at a meeting thereof shall constitute a quorum. Vacancies in the Committees shall be filled by the Board of Directors. Each Committee shall fix its own rules of procedure including the time and place of and method or manner off calling meetings thereof.

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                              ARTICLE IV. OFFICERS

      Section 1. Officers: The Officers of the Corporation shall be a President, Secretary and Treasurer, and, in the discretion of the Board of Directors, one or more Vice-Presidents, and an Assistant Secretary, and an Assistant Treasurer, each of whom shall be elected at a meeting of and by the Board of Directors.

      Any officers may resign by mailing a notice of resignation to the President or Secretary of the corporation, or to the registered office of the corporation or such other office as may be designated by the Board of Directors. To the extent permitted by law, the resignation, shall become effective at the time designated in the notice of resignation, but in no event earlier than its receipt by the Secretary or Assistant Secretary of the Corporation.

      In case of a vacancy of any of said offices for any reason, the Board of Directors shall at any regular or special meeting elect a successor who shall hold office for the unexpired term of his predecessor. Any two of the offices of Vice-President, Secretary, Treasurer, Assistant Secretary and Assistant Treasurer may be combined in one person.

      The Board of Directors may appoint such other officers and agents as may be necessary for the business of the corporation.

      Any officer or agent may be removed by the Board of Directors whenever in their judgment the interest of the corporation may be served thereby; such removal, however, shall be without prejudice to the contract rights of the person so removed.

      Section 2. President: The President shall preside at all meetings of the Shareholders and Directors. He shall see that all orders and resolutions of the Board are carried into effect, shall execute all deeds, mortgages, bonds or documents authorized by the Board of Directors, and shall sign as President all certificates of stock, all contracts, and other instruments, in writing, excepting only those which are specifically provided to be signed by others. He shall from time to time as requested report to the Board all the matters within his knowledge of interest to the corporation, and shall also perform such duties as may be required by the State of Utah, these ByLaws and by order of the Board of Directors.

      Section 3. Vice-President: The Vice-President shall be vested with all the powers and shall perform all the duties of the President in the absence or disability of the latter.

      Section 4. Treasurer: The Treasurer shall be custodian of the corporation's money and securities, and shall deposit and withdraw the same in the corporation's name as directed by the Board of Directors; he shall keep a record of his accounts and report to the Board of Directors as requested.

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      Section 5. Secretary: The Secretary shall keep a record of the meetings of the Shareholders and Board of Directors. He shall keep the books of certificates of stock, fill out and sign all certificates of stock issued, and make corresponding entries on the margin or stub of such book. He shall keep a debit and credit form, showing the number of shares issued to and transferred by the Shareholders, and the dates thereof. He shall keep the corporate seal and shall affix the same to certificates of stock and other corporate instruments, and shall make such acknowledgements as may be prescribed by the Board of Directors. The Secretary shall give or cause to be given, notice of all meetings of Shareholders and Board of Directors, and all other notices required by the laws of the State of Utah, or by these By-Laws.

      Section 6. Assistant Treasurer and Assistant Secretary: The Assistant Treasurer and Assistant Secretary shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence of disability of the Treasurer or Secretary as the case may be.

      Section 7. Salary: The salaries of all officers shall be fixed by the Board of Directors and the fact that any officer is a Director shall not preclude him from receiving a salary or from voting on the resolution providing for the same.

                                ARTICLE V. STOCK

      Section 1. Certificates of Stock: Each Shareholder shall be entitled to a certificate of stock signed by the President and the Secretary, or by such other officers as are authorized by these By-Laws or by the Board of Directors. When any certificate of stock is signed by a transfer agent or registrar, the signature of any such corporate officer and the corporate seal upon such certification may be facsimiles, engraved or printed.

      Certificates of stock shall be numbered in the order of issuance thereof, and, except as prescribed by law, shall be in such form as the Board of Directors may determine.

      Section 2. Transfer of Shares: Transfer of shares of stock shall be made on the books of the corporation only by the holder in person or by written power of attorney duly executed and witnessed and upon surrender of the certificate or certificates of such shares.

      Section 3. Transfer Agent and Registrar: The Board of Directors may appoint either a transfer agent or registrar, or both of them.

      Section 4. Stock Transfer Books: Stock transfer books may be closed for not exceeding forty days next preceding the meeting of shareholders and for the payment of dividends during such periods as may be fixed from time to time by the Board of Directors. During such periods no stock shall be transferable.

      Section 5. Lost or Destroyed Certificates: In case of loss or destruction of a certificate of stock of this Corporation, another certificate may be issued in its place upon proof of such loss or destruction and the giving of a bond of indemnity or other security satisfactory to the Board of Directors.

      In the case of shares bearing a restrictive legend, no bond of indemnity is necessary, however an affidavit stating the shares were lost shall be required, as well as the payment of all transfer and special fees by the party responsible for the loss. The Company shall then order the replacement of the certificates as well as the cancellation of the reported lost certificate(s).

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                   ARTICLE VI. REPEAL OR AMENDMENT OF BY-LAWS

      Section 1. By the Shareholders: The power to make, amend or repeal Bylaws shall be in the Shareholders, and the By-Laws may be repealed or amended or new By-Laws may be adopted at any annual Shareholders' meeting, or at any special meeting of the Shareholders called for that purpose, by a vote representing a majority of the allotted shares, or by the written consent duly acknowledged in the same manner as conveyances of real estate required by law to be acknowledged of the holders of a majority of the allotted shares, which written consent may be in one or more instruments.

      Section 2. By the Directors: Subject to the power of the Shareholders to make, amend or repeal any By-Laws made by the Board of Directors, a majority of the whole Board of Directors at any meeting thereof shall have the power to adopt, repeal, and amend these By-Laws and to adopt additional By-Laws.



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